UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2025

CALERES, INC.

(Exact name of registrant as specified in its charter)

New York	1-2191	43-0197190
(State or other jurisdiction of
incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 854-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value of $0.01 per share	CAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2025, Caleres, Inc. (“Caleres” or the “Company”) appointed Daniel L. Karpel to the position of Senior Vice President and Chief Accounting Officer, effective October 13, 2025. In this position, Mr. Karpel will assume the duties of the Company's principal accounting officer from Todd E. Hasty. Mr. Karpel, 54, has over 30 years of experience, most recently as the Chief Financial Officer of Club Car Wash Operating, LLC since 2024. Prior to this, Mr. Karpel served as Chief Financial Officer from 2023 to 2024 of CW Holdings, LLC and a legacy entity owning the brands of Soft Surroundings and Coldwater Creek, and served as Chief Accounting Officer of Eyecare Partners LLC from 2022 to 2023 and Spectrum Brands Holdings, Inc from 2020 to 2022. Mr. Karpel is returning to Caleres, where he worked from 2008 to 2016, and served as the Company’s Chief Accounting Officer from 2013 to 2016. Mr. Karpel will receive a customary compensation package consisting of an annual salary commensurate with his duties and will be eligible to participate in the Company’s short- and long-term incentive plans, and other benefit plans generally available to similarly situated employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.
(Registrant)

Date: September 15, 2025	/s/ Thomas C. Burke
Thomas C. Burke
Senior Vice President, General Counsel and Secretary